EXHIBIT 99.1

Contact:	LeAnne Zumwalt
Investor Relations DaVita Inc. 310 750-2072

DAVITA INC. REPORTS 2nd QUARTER 2003 RESULTS

Torrance, California, August 1, 2003 – DaVita Inc. (NYSE: DVA), today announced results for the quarter ended June 30, 2003. Net earnings for the three and six months ended June 30, 2003 were $38.5 million and $74.9 million, or $0.55 and $1.07 per share, respectively.

Financial and operating highlights include:

•	For the rolling 12 months ended June 30, 2003, before considering recoveries of $59 million in 2002 related to prior years’ lab billings, operating cash flow was $324 million and free cash flow was $277 million.
•	Operating cash flow for the three and six months ended June 30, 2003 was $79 million and $159 million, respectively. Free cash flow for the same periods was $69 million and $139 million, respectively.
•	Operating income for the three and six months was $83 million and $162 million, respectively. Operating income excluding depreciation, amortization and minority interests was $103 million and $201 million, respectively (previously described as EBITDA).
•	Total treatments for the second quarter were 1,579,580, an increase of 6.2% compared to the second quarter of last year. Non-acquired treatment growth was 3.4%, with acquisitions contributing the additional 2.8% to treatment growth.
•	Second quarter dialysis revenue per treatment was approximately $302, compared to $291 in the second quarter of last year, an increase of 3.8%.
•	As of June 30, 2003, we provided dialysis services at 539 outpatient centers serving approximately 47,000 patients. During the second quarter we acquired 11 centers and opened eight de novo centers. We also closed two centers. Included in this patient and center count are approximately 3,300 patients in 29 centers under management arrangements.

Capital structure:

•	During the quarter we called our 5 5/8% convertible notes, resulting in their conversion into 4.9 million shares of common stock on July 15, 2003.

•	On July 15, 2003 we completed a refinancing of our senior credit facilities resulting in lower interest rates, additional borrowing of $200 million and modification of certain covenants.
•	The additional borrowings will be used to redeem a portion of our outstanding 7% convertible notes, as previously announced on July 16, 2003.

Guidance:

•	We are updating our 2003 operating income guidance. It was $300 to $320 million. It is now $315 to $330 million.
•	Our current expectation for 2004 is that operating income will be relatively flat from 2003.
•	We have changed our primary guidance metric from EBITDA to operating income to simplify compliance with the SEC’s new Regulation G.

DaVita will be holding a conference call to discuss its second quarter 2003 results on August 1, 2003, at 1:30 PM Eastern Daylight Time. The dial in number is 800 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This press release includes non-GAAP financial measures, which we believe provide useful information to investors by excluding certain nonrecurring expenses and prior period recoveries and by allowing consistency and comparability in our financial reporting to prior periods for which these non-GAAP measures were previously reported. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. Included in this press release is a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures.

This release also contains forward-looking statements. Factors which could impact future results include the uncertainties associated with governmental regulation, general economic and other market conditions, and the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the year ended March 31, 2003. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks include those relating to:

•	the concentration of profits generated from PPO and private indemnity patients and from ancillary services including the administration of pharmaceuticals,
•	possible reductions in private and government reimbursement rates,
•	changes in pharmaceutical practice patterns or reimbursement policies,
•	the Company’s ability to maintain contracts with physician medical directors, and
•	legal compliance risks, such as those associated with the ongoing review of the Company’s Florida laboratory subsidiary by its Medicare carrier and the Department of Justice, and the ongoing review by the US Attorney’s Office and HHS Office of Inspector General in Philadelphia.

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	June 30, 2003	December 31, 2002
ASSETS
Cash and cash equivalents	$315,606	$96,475
Accounts receivable, less allowance of $49,361 and $48,927	346,209	344,292
Inventories	30,111	34,929
Other current assets	26,275	28,667
Deferred income taxes	47,666	40,163

Total current assets	765,867	544,526
Property and equipment, net	314,374	298,475
Amortizable intangibles, net	61,198	63,159
Investments in third-party dialysis businesses	3,266	3,227
Other long-term assets	2,972	1,520
Goodwill	901,714	864,786

	$2,049,391	$1,775,693

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$83,821	$77,890
Other liabilities	115,106	101,389
Accrued compensation and benefits	94,812	95,435
Current portion of long-term debt	47,314	7,978
Income taxes payable	20,486	9,909

Total current liabilities	361,539	292,601
Long-term debt	1,409,687	1,311,252
Other long-term liabilities	12,914	9,417
Deferred income taxes	78,187	65,930
Minority interests	28,390	26,229
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 195,000,000 shares authorized; 89,790,206 and 88,874,896 shares issued)	90	89
Additional paid-in capital	532,133	519,369
Retained earnings	288,270	213,337
Treasury stock, at cost (28,185,827 and 28,216,177 shares)	(661,819)	(662,531)

Total shareholders’ equity	158,674	70,264

	$2,049,391	$1,775,693

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended June 30,			Six months ended June 30,
	2003	2002		2003	2002
Net operating revenues	$489,883	$442,677		$949,690	$870,342
Operating expenses and charges:
Dialysis centers and labs	335,986	300,552		652,696	592,186
General and administrative	42,583	39,634		79,370	75,687
Depreciation and amortization	17,921	15,698		35,366	31,503
Provision for uncollectible accounts	8,780	5,882		17,017	11,137
Minority interests and equity income, net	1,813	2,164		3,107	4,299

Total operating expenses and charges	407,083	363,930		787,556	714,812

Operating income	82,800	78,747		162,134	155,530
Debt expense	19,495	17,139		38,951	32,211
Refinancing charges		48,930			48,930
Other income	890	2,620		1,675	2,887

Income before income taxes	64,195	15,298		124,858	77,276
Income tax expense	25,675	6,928		49,925	32,928

Net earnings	$38,520	$8,370		$74,933	$44,348

Earnings per share:
Basic	$0.63	$0.10		$1.23	$0.55

Diluted	$0.55	$0.10	*	$1.07	$0.52	*

Weighted average shares for earnings per share:
Basic	61,305,955	79,784,841		61,097,841	81,366,393

Diluted	79,188,721	83,022,414		78,964,493	89,814,524

*	The diluted earnings per share for the three and six months ended June 30, 2002 are restated to reflect the adoption of Statement of Financial Accounting Standards No. 145 Rescission of FASB Standard No. 4, 44, and 64, Amendment of FASB Statement No. 14, and Technical Corrections. Refinancing charges previously classified as an extraordinary item are now included as an ordinary pre-tax income item. As a result of this reclassification, certain convertible subordinated notes are not dilutive in the earnings per share calculations for these periods.

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Six months ended June 30,
	2003	2002
Cash flows from operating activities:
Net income	$74,933	$44,348
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	35,366	31,503
Impairments and valuation adjustments, net		(2,390)
Loss (gain) on divestitures	343	(462)
Deferred income taxes	4,754	11,843
Non-cash debt expense	1,958	1,526
Stock options, principally tax benefits	5,699	16,304
Equity investment income	(967)	(960)
Minority interests in income of consolidated subsidiaries	4,074	5,260
Refinancing charges		48,930
Distributions to minority interests	(3,685)	(4,138)
Changes in operating assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(740)	(20,471)
Inventories	5,327	2,436
Other current assets	2,495	(4,533)
Other long-term assets	(2,774)	151
Accounts payable	5,852	9,315
Accrued compensation and benefits	(716)	6,367
Other current liabilities	13,554	(536)
Income taxes	10,577	(3,694)
Other long-term liabilities	3,377	1,118

Net cash provided by operating activities	159,427	141,917

Cash flows from investing activities:
Additions of property and equipment, net	(42,077)	(43,691)
Acquisitions and divestitures, net	(47,035)	(1,426)
Investments in affiliates, net	2,663	1,857
Intangible assets	754	(30)

Net cash used in investing activities	(85,695)	(43,290)

Cash flows from financing activities:
Borrowings	1,350,195	1,323,335
Payments on long-term debt	(1,212,574)	(819,107)
Debt redemption premium		(40,910)
Deferred financing costs		(10,781)
Purchase of treasury stock		(474,438)
Proceeds from issuance of common stock	7,778	23,583

Net cash provided by financing activities	145,399	1,682

Net increase in cash	219,131	100,309
Cash and cash equivalents at beginning of period	96,475	36,711

Cash and cash equivalents at end of period	$315,606	$137,020

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(dollars in millions, except for per share and per treatment data)

	Q2 2003	Q1 2003	Q2 2002	YTD 2003
Financial Results:
Net earnings excluding refinancing charges	$38.5	$36.4	$37.7	$74.9
Basic EPS	$0.63	$0.60	$0.47	$1.23
EPS assuming dilution	$0.55	$0.52	$0.43	$1.07

Operating income
Consolidated	$82.8	$79.3	$78.7	$162.1
Continental U.S.	$82.8	$79.3	$77.8	$162.1
Continental operating income margin	16.9%	17.3%	17.7%	17.1%

Business Metrics (Continental U.S.):
Volume
Treatments	1,579,580	1,503,031	1,486,816	3,082,611
Number of treatment days	78	76.4	78	154.4
Treatments per day	20,251	19,673	19,062	19,965
Per day year over year increase	6.2%	4.8%	5.5%	5.5%
Non-acquired growth	3.4%	3.3%	4.5%	3.5%

Revenue
Revenue	$490	$460	$441	$950
Dialysis revenue per treatment	$301.52	$296.31	$290.52	$298.98
Per treatment increase from previous quarter	1.8%	1.8%	0%	—
Per treatment increase from prior year	3.8%	2.0%	5.3%	2.9%

Expenses
A. Dialysis centers and lab operating expenses
Percent of revenue	68.6%	68.9%	67.7%	68.7%
Per treatment	$212.71	$210.71	$200.46	$211.74
Per treatment increase (decrease) from previous quarter	0.9%	2.2%	(0.3%)	—

B. General & administrative expenses
Percent of revenue	8.7%	8.0%	9.3%	8.4%
Per treatment	$26.96	$24.48	$27.59	$25.75
Per treatment increase (decrease) from previous quarter	10.1%	(4.3%)	9.7%	—

C. Bad debt expense as a percent of current-period revenue	1.8%	1.8%	1.4%	1.8%

D. Consolidated effective tax rate	40.0%	40.0%	41.2%	40.0%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA, CONTINUED

(dollars in millions, except for per share and per treatment data)

	Q2 2003	Q1 2003	Q2 2002	YTD 2003
Cash Flow
Operating cash flow	$78.8	$80.6	$58.4	$159.4
Free cash flow	$69.3	$70.2	$38.8	$139.4
Capital expenditures:
Development	$10.4	$11.9	$8.1	$22.3
Routine maintenance/IT/other	$9.5	$10.5	$19.7	$20.0
Acquisition expenditures, net	$46.0	$0.7	—	$47.0

Accounts Receivable
Net receivables	$346	$346	$347
DSO	66	69	73

Debt/Capital Structure (Consolidated)
Total debt	$1,457	$1,464	$1,324
Net debt, net of cash	$1,141	$1,159	$1,187
Leverage ratio – last quarter annualized (see Note 1)	2.8x	3.0x	3.1x
Shares repurchased	—	—	16,900
Average repurchase price	—	—	$24.08

Clinical
Dialysis adequacy - % of patients with URR > 65	89%	89%	89%
Dialysis adequacy - % of patients with Kt/V > 1.2	93%	92%	92%
Anemia measure - % of patients with HCT > 33	84%	83%	80%

Note 1.	Leverage ratio is defined as net debt (total debt net of cash) to operating income excluding depreciation, amortization and minority interests (previously referred to as EBITDA). The operating income reconciliation is provided below.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(dollars in thousands)

		Q2 2003	Q1 2003	Q2 2002	YTD 2003
1.	Net earnings excluding refinancing charges:
	Net earnings	$38,520	$36,413	$8,370	$74,933
	Add back: Refinancing charges			48,930
	Related income tax expense			(19,572)

				29,358

		$38,520	$36,413	$37,728	$74,933

		Q2 2003	Q1 2003	Q2 2002	YTD 2003
2.	Operating income excluding depreciation, amortization and minority interests (previously described as EBITDA):
	Operating income	$82,800	$79,334	$78,747	$162,134
	Add back: Depreciation and amortization	17,921	17,445	15,698	35,366
	Minority interests and equity income, net	1,813	1,294	2,164	3,107

		$102,534	$98,073	$96,609	$200,607

		Q2 2003	Q1 2003	Rolling 12- month period ended Q2 2003
3.	Operating cash flow before prior years’ lab recoveries
	Cash provided by operating activities	$78,778	$80,649	$359,505
	Less: Prior years’ lab recoveries			(58,778)
	Related income tax expense			23,511

		$78,778	$80,649	$324,238

4.	Free cash flow

Free cash flow represents net cash provided by operating activities less non-development capital expenditures. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under generally accepted accounting principles in the United States since it is a meaningful measure of our ability to fund development activities and meet our debt service requirements. Free cash flow is not a measure of financial performance under generally accepted accounting principles in the United States and should not be considered as an alternative to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity.

	Q2 2003	Q1 2003	Q2 2002	Rolling 12- month period ended Q2 2003
Cash provided by operating activities	$78,778	$80,649	$58,433	$359,505
Less expenditures for routine maintenance and information technology	(9,513)	(10,490)	(19,652)	(47,198)

Free cash flow (including prior years’ lab recoveries)	69,265	70,159	38,781	312,307
Less: Prior years’ lab recoveries				(58,778)
Related income tax expense				23,511

Free cash flow before prior years’ lab recoveries	$69,265	$70,159	$38,781	$277,040